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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1996, except as to Note 16 which is as of June 28, 1996 and the pro forma equity presentation in Note 2 which is as of July 1, 1996, relating to the financial statements of American Pad & Paper Company which appears on page F-2 of the Registration Statement on Form S-1 of American Pad & Paper Company.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Dallas, Texas
December 9, 1996